                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _________

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                   13-3781471
                                (I.R.S. Employer
                               Identification No.)

     100 Wall Street, New York, NY                                      10005
(Address of principal executive offices)                              (Zip Code)

                            FOR INFORMATION, CONTACT:
                           Dennis Calabrese, President
                  First Trust of New York, National Association
                           100 Wall Street, 16th Floor
                               New York, NY 10005
                            Telephone: (212) 361-2506

                         J.P. MORGAN & CO. INCORPORATED
               (Exact name of obligor as specified in its charter)

           Delaware                                              13-2625764
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                       J.P. MORGAN INDEX FUNDING COMPANY I
               (Exact name of obligor as specified in its charter)

           Delaware                                              13-3964134
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

           60 Wall Street
         New York, New York                                           10260-0060
(Address of principal executive offices)                              (Zip Code)

                        PREFERRED SECURITIES, GUARANTEES

Item 1.     GENERAL INFORMATION.

            Furnish the following information as to the trustee - -

            (a) Name and address of each examining or supervising authority to which it is subject.

                            Name                                   Address
                            ----                                   -------

                  Comptroller of the Currency                  Washington, D. C.

            (b)   Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.     AFFILIATIONS WITH THE OBLIGOR.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            None.

Item 16.    LIST OF EXHIBITS.

            Exhibit 1. Articles of Association of First Trust of New York,
                       National Association, incorporated herein by reference to
                       Exhibit 1 of Form T-1, Registration No. 33-83774.

            Exhibit 2. Certificate of Authority to Commence Business for First
                       Trust of New York, National Association, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 33-83774.

            Exhibit 3. Authorization of the Trustee to exercise corporate trust powers for First Trust of New York, National Association, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 33-83774.

            Exhibit 4. By-Laws of First Trust of New York, National Association.

            Exhibit 5. Not applicable.

            Exhibit 6. Consent of First Trust of New York, National Association,
                       required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 33-83774.

            Exhibit 7. Report of Condition of First Trust of New York, National
                       Association, as of the close of business on June 30, 1997, published pursuant to law or the requirements of its supervising or examining authority.

            Exhibit 8. Not applicable.

            Exhibit 9. Not applicable.





                                    SIGNATURE


                  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Trust of New York, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of October, 1997.

                                    FIRST TRUST OF NEW YORK,
                                      NATIONAL ASSOCIATION



                                    By:
                                        ------------------------------
                                        Catherine F. Donohue
                                        Vice President

            Exhibit 8. Not applicable.

            Exhibit 9. Not applicable.





                                    SIGNATURE


                  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Trust of New York, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 20th day of October, 1997.

                                    FIRST TRUST OF NEW YORK,
                                      NATIONAL ASSOCIATION



                                    By: /s/ Catherine F. Donohue
                                        ------------------------------
                                        Catherine F. Donohue
                                        Vice President

                                                                   Exhibit 4
                                                                   to Exhibit 25


                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION

                                     BYLAWS

                                    ARTICLE I
                            Meetings of Shareholders

         Section 1.1. Annual Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

         Section 1.2. Special Meetings. Except as otherwise specially provided by law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

         Section 1.3. Nominations for Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder.

         Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

         Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                   ARTICLE II
                                    Directors

         Section 2.1. Board of Directors. The board of directors (hereinafter referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

         Section 2.2. Powers. In addition to the foregoing, the board of directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

         Section 2.3. Number. The board shall consist of a number of members to be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

         Section 2.4. Organization Meeting. The newly elected board shall meet for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

         Section 2.5. Regular Meetings. The regular meetings of the board shall be held, without notice, as the Chairman or President may designate and deem suitable.

         Section 2.6. Special Meetings. Special meetings of the board may be called by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.

         Section 2.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

         Section 2.8. Vacancies. When any vacancy occurs among the directors, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                                   ARTICLE III
                                   Committees

         Section 3.1. Advisory Board of Directors. The board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors, shall have such powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

         Section 3.2. Audit Committee. The board shall appoint an Audit Committee which shall consist of at least two Directors of the Association or of an affiliate of the Association. If legally permissible, the Board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

         The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

         Section 3.3. Executive Committee. The board may appoint an Executive Committee which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

         Section 3.4. Other Committees. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

         Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

         Section 3.5. Meetings. Minutes and Rules. An advisory board of directors and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                   ARTICLE IV
                             Officers and Employees

         Section 4.1. Chairman of the Board. The board may appoint one of its members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

         Section 4.2. President. The board may appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board . The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the Board.

         Section 4.3. Vice President. The board may appoint one or more Vice Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and President.

         Section 4.4. Secretary. The board shall appoint a Secretary, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, document and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board .

         Section 4.5. Other Officers. The board may appoint, and may authorize the Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the board, the Chairman or the President.

         Section 4.6. Tenure of Office. The Chairman or the President and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

         Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.

                                    ARTICLE V
                                      Stock

         Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                   ARTICLE VI
                                 Corporate Seal

         Section 6.1. The Chairman, the President, the Secretary, any Assistant Secretary or other officer designated by the board, the Chairman, or the President, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                                   ARTICLE VII
                            Miscellaneous Provisions

         Section 7.1. Execution of Instruments. All agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the

Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

         Section 7.2. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes or each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

         Section 7.3. Trust Files. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

         Section 7.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

         Section 7.5. Notice. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

                                  ARTICLE VIII
                                 Indemnification

         Section 8.1. The association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

         Section 8.2. The board in its discretion may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                   ARTICLE IX
                      Bylaws: Interpretation and Amendment

         Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

         Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.




         I, Catherine F. Donohue, hereby certify that: (i) I am a duly constituted Assistant Secretary of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION (the "Association") and (ii) the foregoing bylaws are the bylaws of the Association, and all of them are now lawfully in force and effect.

         I have hereunto affixed my official signature and the seal of the Association, in the City of New York, on the 20th day of October, 1997.



                                               By: /S/ Catherine F. Donohue
                                                   ---------------------------
                                               Name:   Catherine F. Donohue
                                               Title:  Assistant  Secretary

                                   ARTICLE IX
                      Bylaws: Interpretation and Amendment

         Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

         Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.




         I, Catherine F. Donohue, hereby certify that: (i) I am a duly constituted Assistant Secretary of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION (the "Association") and (ii) the foregoing bylaws are the bylaws of the Association, and all of them are now lawfully in force and effect.

         I have hereunto affixed my official signature and the seal of the Association, in the City of New York, on the 20th day of October, 1997.



                                              By: /s/ Chtherine F. Donohue
                                                  -------------------------
                                              Name:   Catherine F. Donohue
                                              Title:  Assistant  Secretary

                                                                   Exhibit 7
                                                                   to Exhibit 25



                  FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                  AS OF 6/30/97

                                    ($000'S)

                                                                       6/30/97
ASSETS
     Cash and Due From Depository Institutions                        $  35,121
     Federal Reserve Stock                                                3,490
     Fixed Assets                                                           802
     Intangible Assets                                                   77,269
     Other Assets                                                         5,921
         TOTAL ASSETS                                                 $ 122,603


LIABILITIES
     Other Liabilities                                                    7,037
     TOTAL LIABILITIES                                                      703

EQUITY
     Common and Preferred Stock                                           1,000
     Surplus                                                            120,932
     Undivided Profits                                                   (6,367)
         TOTAL EQUITY CAPITAL                                           115,565

TOTAL LIABILITIES AND EQUITY CAPITAL                                  $ 122,603


To the best of the undersigned's determination, as of this date the above financial information is true and correct.

First Trust of New York, National Association



By: /S/ Catherine F. Donohue
    ---------------------------------
    Vice President

Date: October 20, 1997